Exhibit 3

                             OPERATING AGREEMENT OF
                         MINOTTO MANAGEMENT COMPANY, LLC


     This OPERATING AGREEMENT OF MINOTTO MANAGEMENT COMPANY, LLC is entered into and shall be effective, as of the Effective Date, among the Persons whose signatures appear below, and such additional Persons as are hereafter admitted as Members of the Company.


                                    SECTION 1
                                   DEFINITIONS


     1.1 Definitions. The following capitalized words and phrases have the indicated meanings in this Agreement:

         "Act" means the Georgia Limited Liability Company Act, as amended from time to time (and any corresponding provisions of succeeding law).

         "Agreement" means this Operating Agreement, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," and "hereunder," refer to this Operating Agreement as a whole, unless the context otherwise requires.

         "Articles" means the Articles of Organization of the Company.

         "Book Depreciation" for each Fiscal Period means an amount computed for such period with respect to the depreciable assets of the Company in the manner provided in Regulations Section 1.704-1(b)(2)(iv)(g)(3).

         "Capital Account" means, with respect to any Member, the capital account maintained for such Member, and such capital account, as of any particular date, shall be the sum of the following amounts:

               (i) The amount of cash plus the agreed upon net fair market value (as of the date of contribution) of any other property that has been contributed by such Member to the Company as of such date; plus


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               (ii) The  aggregate  amount of the  Company's Net Profit that has been allocated to such Member as of such date pursuant to Section 4.2 hereof and the last paragraph of this definition of "Capital Account;" minus

               (iii) The aggregate amount of the Company's Net Loss that has been allocated to such Member as of such date pursuant to Section 4.2 hereof and the last paragraph of this definition of "Capital Account;" minus

               (iv) The sum of all distributions of cash and the agreed upon net fair market value (as of the date of distribution) of any other property that has been distributed to such Member by the Company as of such date.

The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In the event that any Units are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Units.

The Members shall determine the gross fair market value, as of each Valuation Date, of each asset owned by the Company at the opening of business on such Valuation Date, and shall adjust the book value of each such asset to equal such gross fair market value. The Company shall be deemed to have sold all of its assets for such values as of such Valuation Date. Any gain or loss deemed to have been realized by the Company as a result of such deemed sale of its assets shall be treated as an additional item of Net Profit or Net Loss, as the case may be, and shall be allocated to the Members as provided in Section 4.2 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

         "Company" means Minotto Management Company, LLC, a Georgia limited liability company.

         "Dissociating Events" has the meaning ascribed to it in Section 6.1 hereof.

         "Effective Date" means the date on which the Articles are filed with the Georgia Secretary of State.

         "Fiscal Period" shall mean the fiscal year of the Company. The Fiscal Period shall end on the last day of the calendar year.

         "Liquidating  Event" has the  meaning  ascribed  to it in  Section  6.3 hereof.


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         "Liquidating  Trustee"  has the  meaning  ascribed to it in Section 6.4 hereof.

         "Member" means any Person that is or becomes a party to this Agreement.

         "Person" means any individual, firm, corporation or other entity.

         "Net Profit" or "Net Loss" of the Company, as the case may be, for each Fiscal Period shall be an amount equal to the Company's taxable income or loss for such period as determined under Code Section 703(a), except that (i) such Net Profit or Net Loss shall be computed as if items of tax-exempt income and nondeductible, noncapital expenditures (under Code Section 705(a)(1)(B) and 705(a)(2)(B)) realized and incurred by the Company during such period were included in the computation of taxable income or loss, (ii) Book Depreciation for such period shall be taken into account in computing such taxable income or loss in lieu of any amortization, depreciation or cost recovery deductions to which the Company is entitled for such period; (iii) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of such property as adjusted pursuant to the definition of "Capital Account" above, notwithstanding that the adjusted tax basis of such property differs from its book value as so adjusted; and (iv) items that are required to be specifically allocated under I.R.C. ss. 704(c) shall not be taken into account in computing such taxable income or loss.

         "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Unit" means an interest of a Member in the Company, including any and all rights to which such Member may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement. A Member's Units shall constitute such Member's entire interest in the Company and shall include, but not be limited to, such Member's "limited liability company interest" under the Act and such Member's Capital Account.

         "Valuation Date" means any date designated by the Company, provided that on such date either:

               (a) a contribution is made to the capital of the Company by one or more Members under Section 4.1(b) hereof other than contributions made by all of the Members in proportion to their respective Capital Account balances as of such date, or

               (b) a distribution of cash or other property is made by the Company to one or more Members under Section 4.3 hereof other than a distribution made to all of the Members in proportion to their respective Capital Account balances as of such date.

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         "Withheld  Taxes" has the  meaning  ascribed  to it in  Section  4.3(b)
hereof.


                                    SECTION 2
                                    FORMATION

     2.1 Effective Date.

     The Company will be formed when the Articles are filed and become effective pursuant to Section 14-11-206 of the Act.

     2.2 Name. The name of the Company shall be Minotto Management Company, LLC, and all business of the Company shall be conducted in such name or in any other name or names that are selected by the Members.

     2.3 Registered Agent and Registered Office. The Members shall cause the Company to maintain a registered agent and registered office as required by the Act.


                                    SECTION 3
                                   MANAGEMENT

     3.1 In General. Except as otherwise provided in this Section 3.1, all decisions relating to the business and affairs of the Company and all designations and elections required or permitted to be made by the Members under this Agreement shall be made by the holders of a majority of the Units.

     3.2 Meetings; Notice; and Waiver. The provisions of Sections 14-11-309, 14-11-310, 14-11-311, and 14-11-312 of the Act shall not apply to the Company.

     3.3 Records and Access to Information. Notwithstanding Section 14-11-313 of the Act, the Company shall keep only such records as shall be determined by the Members to be appropriate, and the Members shall have access to such records during normal business hours upon reasonable notice to the Company.



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                                    SECTION 4
                                FINANCIAL MATTERS


     4.1 Capital Contributions.

             (a)   Initial   Capital   Contributions.    The   initial   capital
contributions, and opening Capital Account balances, of the Members are as follows:


                                                              Opening Capital
Member                Initial Capital Contribution            Account Balance
------                ----------------------------            ---------------

Gene J. Minotto       Cash                                       $ 70,000

Marc Minotto          Cash                                       $ 30,000


             (b) Other Contributions. No Member shall be required to make additional contributions to the Company. No Member shall be permitted to make additional contributions to the Company without the consent of all of the Members.

     4.2 Allocations.

             (a) Allocation of Profits and Losses. Except as otherwise provided in paragraph (b) below, the Company's Net Profit or Net Loss, as the case may be, for each Fiscal Period of the Company and each item of income, gain, loss, deduction or credit of the Company for federal or state income tax purposes shall be allocated to the Members in proportion to the balances standing in their respective Capital Accounts as of the beginning of such period; provided, however, that such allocations among the Members with respect to periods within such Fiscal Period shall be made in a manner the Company determines is appropriate to reflect any change in the proportionate Capital Account balances of the Members during such Fiscal Period.

             (b) Section 704(c) Items. Tax items with respect to property that is subject to Code Section 704(c) or the Regulations thereunder shall be allocated in accordance with said provision and Regulations. Each Member acknowledges that taxable income or loss will be allocated to such Member individually upon a sale by the Company of property that such Member has contributed to the Company to reflect any difference between such Member's basis in the property and its fair market value at the time of the contribution. Any such sale of property contributed by more than one Member shall be a sale of property consisting pro rata of amounts of such property contributed by each such Member, and each Member hereby consents to such pro rata sales of contributed property.


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     4.3 Distributions.

             (a) Distributions to Members. The cash or other assets of the Company may be distributed by the Company to the Members, at such times and in such amounts as shall be determined by the Members, in proportion to the positive balances, if any, standing in the Members' respective Capital Accounts, taking into account the reasonable capital needs of the Company. Prior to a distribution in kind of property of the Company, in liquidation or otherwise, the difference between the value of the property to be distributed and its book value shall be credited or charged, as appropriate, to the Members' Capital Accounts in proportion to their respective positive Capital Account balances, if any, as of such time (but said adjustment to Capital Accounts is not intended to duplicate any adjustment to Capital Accounts by reason of a revaluation of Company assets pursuant to the definition of "Capital Accounts" in Section 1.1 above).

             (b) Withholding. The Company shall withhold and pay over to the applicable taxing authorities all taxes or withholdings, and all interest, penalties, additions to tax, and similar liabilities in connection therewith (hereinafter "Withheld Taxes") to the extent that the Company determines that such withholding and/or payment is required by any law, rule, or regulation, including, without limitation, Section 48-7-129 of the Official Code of Georgia Annotated. The Company shall determine to which Members such Withheld Taxes are attributable. All amounts withheld pursuant to this Section 4.3(b) with respect to any allocation or distribution to any Member shall be treated as amounts distributed to such Member pursuant to Section 4.3(a) hereof for all purposes of this Agreement.

             (c) No Distribution on Event of Disassociation. Section 14-11-405 of the Act shall not apply to the Company.

             (d) Restrictions on Distributions. No distribution shall be made by the Company that is prohibited by Section 14-11-407 of the Act.


                                    SECTION 5
                                     MEMBERS

     5.1 Admission. The initial Members of the Company and the Units allocated to each Member are as follows:


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                        Member                           Units
                        ------                           -----
                    Gene J. Minotto                        70
                    Marc Minotto                           30
                                                          ---
                                                          100

The Members may admit new Members to the Company on such terms as they deem to be appropriate.

     5.2 Transfer of Units.

             (a) No Transfer Without Majority Consent. No Member shall sell, assign, transfer, mortgage, pledge, encumber, hypothecate or otherwise dispose of all or any part of such Member's Units to any Person without the prior or simultaneous written consent of a majority in interest of the nontransferring Members to any such proposed disposition. A transferee of all or part of a Member's Units may be admitted as a Member only upon the approval of a majority in interest of the nontransferring Members.

             (b) Attempted Transfers in Contravention. Any attempted transfer of Units in contravention of this Section 5.2 shall be void and shall not bind or be recognized by the Company. Transfers restricted by this Section 5 shall include both voluntary and involuntary transfers and transfers by operation of law, except as otherwise expressly provided herein.

     5.3 Excepted Transfers. Notwithstanding any other provision of this Agreement to the contrary, if:

               (a) any Units of a Member in the Company are transferred by gift, sale, as a result of the death or legal incompetency of a Member, or upon distribution to a beneficiary of a trust that is a Member, whether such distribution is by operation of law or otherwise; and

               (b) the transferee is a member of the class consisting of:

                    (i) Gene J. Minotto,  his  descendants and any trust created and existing for the primary benefit of him or one or more of his descendants;

                    (ii) a trust established for the primary benefit of a spouse of Gene J. Minotto or a spouse of a descendant of Gene J. Minotto, where such spouse does not possess a power of appointment or other power of disposition over the property in such trust, other than a power exercisable only in favor of descendants of Gene J. Minotto, and where the remainder interest in such trust shall in all events be distributed to persons or trusts described in the immediately preceding clause (i) or to trusts described in this clause (ii); and

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                    (iii)  upon  the  death  of any  Member,  his  or  her  duly qualified and acting personal representatives, provided that all persons or trusts who are to receive any part of the Member's interest under the terms of such Member's Will or under the applicable laws of intestate succession are persons or trusts described in clauses (i) and (ii) of this paragraph (b), the transfer shall be valid and the transferee shall be admitted as a substituted Member on the terms and conditions of this Section 5, but without the requirement of the consent of a majority in interest of the nontransferring Members. Upon the death of a Member, if all persons or trusts who are to receive any part of the Member's interest under the terms of such Member's Will or under the applicable laws of intestate succession are not persons or trusts described in clauses (i) and (ii) of this paragraph (b), the Company shall have the right to purchase such interest for the value of such Member's Capital Account.

     5.4 No Dissenters' Rights. No Member shall have any of the rights to dissent set forth in Article 10 of the Act.

     5.5 Indemnification of Members. The Company shall indemnify each Member and hold each Member wholly harmless from and against any and all debts, obligations, and liabilities of the Company, if any, to which such Member becomes subject by reason of being a Member, whether arising in contract, tort or otherwise; provided, however, that the indemnification obligation of the Company under this Section 5.5 shall be paid only from the assets of the Company, and no Member shall have any personal obligation, or any obligation to make any Capital Contribution, with respect thereto.


                                    SECTION 6
                             EVENTS OF DISSOCIATION;
                             WITHDRAWAL; DISSOLUTION

     6.1  Events  of  Dissociation.   Only  the  events  specified  in  Sections
14-11-601(a)(5),   14-15-601(a)(6)   and   14-11-601(a)(7)   of  the  Act   (the
"Dissociating Events") shall cause a Member to cease to be a Member.

     6.2 No Withdrawal or Dissolution. No Member shall at any time withdraw from the Company under Section 14-11-601(c) of the Act or otherwise. No Member shall take any action to dissolve the Company except as expressly contemplated by this Agreement. Each Member covenants not to apply to any court for a decree of dissolution of the Company, under Section 14-11-603(a) of the Act or otherwise.

     6.3 Liquidating Event. The Company shall dissolve and commence winding up and

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liquidating  upon,  and only  upon the  first to occur of the  following  events
("Liquidating Events").

               (a) The determination of the Members that the Company shall be dissolved.

               (b) The occurrence to a Member of a Dissociating Event, unless within ninety (90) days after the occurrence of such event the Company is continued by the written consent of other Members holding at least a majority of the Units held by all other Members.

     6.4 Winding Up. Upon the occurrence of the Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. The Person (the "Liquidating Trustee") designated in writing by Members holding at least a majority of the Units held by all Members) shall be responsible for overseeing the winding up and dissolution of the Company. The assets of the Company shall be liquidated only to the extent determined to be appropriate by the Liquidating Trustee and the proceeds thereof, together with such assets as the Liquidating Trustee, determines (notwithstanding Section 14-11-406(2) of the Act) to distribute in kind, shall be applied and distributed in the following order:

               (a) First, to the payment of the debts and liabilities of the Company other than to Members and to the expenses of liquidation in the order of priority as provided by law; then to

               (b) The establishment of any reserves which the Liquidating Trustee deems necessary for any contingent or unforeseen liabilities or obligations of the Company; provided, however, that any such reserves shall be paid over to a bank or other designated agent to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidation Trustee deems advisable, of distributing the balance of such reserves in the manner hereinafter provided in this Section; then to

               (c) The repayment of any liabilities or debts, other than Capital Accounts, of the Company to any of the Members; then to

               (d) The Members in proportion to the positive balances, if any, then standing in their respective Capital Accounts.

     6.5 Negative Capital Accounts. No Member with a deficit balance in its Capital Account shall have any obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person.


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     6.6 Limitations on Rights of Members.  (a) Each Member shall look solely to the assets of the Company for the return of its Capital Contribution, and (b) no Member shall have priority over any other Member as to the return of its Capital Contribution, distributions, or allocations.


                                    SECTION 7
                                   AMENDMENTS

     No change or modification of this Agreement shall be valid or binding upon a Member, nor shall any term or condition of this Agreement be considered waived by a Member, unless the change, modification or waiver is in writing and is signed by such Member. Notwithstanding the foregoing, an amendment to this Agreement shall be valid and binding on all Members if its purpose is to reflect the admission of a new Member or the transfer of an interest in the Company (in either case in compliance with the other provisions of this Agreement), and it is signed by the Members having the power to approve such admission or transfer and, as the case may be, the newly admitted Member or the transferor and transferee Members.



                                    SECTION 8
                                  MISCELLANEOUS

     8.1 Notices. Except as otherwise specifically provided herein, whenever any notice or other communication is required or permitted to be given hereunder, such notice or other communication shall be in writing and shall be (as elected by the party giving such notice)

               (a) delivered in person; or

               (b) sent by U.S. registered or certified mail, return receipt requested, postage prepaid to the person to whom the notice is intended to be given at the address he, she or it has previously furnished in writing to the Company or to his, her or its last known address. Any notice or other communication delivered in person shall be deemed effectively given when delivered, and any notice or other communication mailed as hereinabove provided shall be deemed effectively given on the date of mailing.

     8.2 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Members and their respective legal representatives, transferees, heirs, successors and assigns, subject to the limitations in
Section 5 hereof.

     8.3 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of

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the  prohibition  or   unenforceability   without   invalidating  the  remaining
provisions hereof or affecting the validity or enforceability of the provision in any other jurisdiction.

     8.4 Waiver of Action for Partition. Each of the Members hereby waives and agrees not to exercise during the term of this Agreement any right such Member may have to cause the Company's property to be partitioned or divided among the Members or to file a complaint or institute any proceeding at law or in equity to cause the Company's property to be partitioned or otherwise divided among the Members.

     8.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     8.6 Construction. This Agreement shall be interpreted and construed in accordance with the internal laws of the State of Georgia. The Article, Section and other headings herein (except for the definitions in Section 1.1) have been inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. As used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine or neuter gender shall each include both other genders, all as appropriate in the given context.


                                                 [SIGNATURES BEGIN ON NEXT PAGE]


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     IN WITNESS  WHEREOF,  the parties have executed,  sealed and delivered this
Agreement as of the Effective Date.



                                           /s/ Gene J. Minotto            (SEAL)
                                           -------------------------------------
                                           Gene J. Minotto


                                           /s/ Marc Minotto               (SEAL)
                                           -------------------------------------
                                           Marc Minotto





                                      -12-